Exhibit 99.2

March 6, 2008

Confidential

Mr. David L. Thomas
17206 Ledgefield
Cypress, TX 77433

Dear Dave:

On behalf of LCA-Vision, I am pleased to forward this offer of employment with LCA-Vision (LCAV or the Company). We anticipate that your first day of employment will be no later than April 1, 2008. Your job title will be Senior Vice President Operations reporting to the Chief Executive Officer (CEO).

TERMS OF EMPLOYMENT

All officer compensation actions are reviewed and approved annually by the Compensation Committee of LCAV’s Board of Directors. The Compensation Committee has approved the following terms of your employment.

•	Your base salary will be $275,000 annualized. You will be entitled to annual performance reviews and increases (but not decreases) in your salary from time to time at the discretion of the CEO.

•
You will be eligible to participate in the Annual Bonus/Incentive Compensation Plan with a cash performance bonus target of $110,000 which is equal to forty percent (40%) of annual base salary. This is a “targeted” amount and we also offer a threshold level which pays at 20% as well as an over achievement opportunity called maximum, which pays out at 60%. Bonus levels will be determined by the Compensation Committee using LCAV pre-tax income, as well as other strategic and business metrics developed through your personal participation in the Company’s annual budget planning process. (See Attachment A.)

•
You will be eligible to receive awards under LCAV’s 2006 Stock Incentive Plan. For 2008, you will be eligible for 7,221 shares (based on 9/12 of the 9,628 RSUs at Target) of restricted stock units upon the achievement of the 2008 company pre-tax income target. The shares under the Performance-Based Restricted Share Award will be issued in early 2009 following completion of the performance period and will vest 1/3 each year from your first day of employment. You will be eligible for additional stock incentive awards at the time such awards are granted to other executives at the discretion of the LCAV Board of Directors compensation committee. (See Attachment A.)

•
You will be eligible to receive time-based stock options as well. For 2008 you will be awarded 21,663 options (based on 9/12 of the 28,884 targeted for your executive level). These will vest in equal increments over the next five years with the first 20% being paid out on March 2, 2009. (See Attachment A).

•
The term of your employment is “at will” which means that you or LCAV may end your employment at any time and for any reason. The company’s Board of Directors is in the process of developing formal language related to severance benefits in the event you or any of the officers are terminated for anything other than cause. You will be subject to and benefit from the same provisions in this regard as other named executives. We anticipate that the target severance benefit in terms of pay continuation will be 12 months. We expect this language will be approved by the compensation committee and implemented within the next few weeks. At that time you will receive an amended document incorporating the new language.

BENEFITS

•
LCAV provides an inclusive benefits program, including Medical/Dental coverage, which is purposely consistent for all employees. (One exception provides four (4) Weeks of Vacation for the SVP Operations position.) A summary of key benefit provisions will follow.

•
Incentive Investment Plan: You will also be eligible to contribute to the 401(k) plan. Employee contributions are allowable from 1% to 15% of salary. At its discretion, LCAV may provide a 50% match of the first 6% of the money contributed.

•
Deferred Compensation Plan: You will be eligible to participate in the company non-qualified deferred comp program for highly compensated individuals. This program allows participants to defer comp up to $120,000 with no company match.

CONDITIONS OF EMPLOYMENT

•	Background Screen: Your employment is contingent upon the completion of a background screen that is being conducted by Corporate Screening on behalf of LCAV.

•
Employment Physical/Drug Screening: Your employment will be contingent upon your timely scheduling, completion and successful outcome of a standard physical examination, including a drug screening test whereby a negative result is received.

•
Authorization to Work: In order to comply with Federal Regulations relative to authorization to work in the United States (Immigration Reform Act 1986), you will be required to present certain documents on your first day of employment to the Human Resources Department.

•
Confidentiality/Inventions/Non-Compete & Non-Solicitation Agreement: In accepting a position of trust, the maintenance of confidentiality is expected. Therefore, you will be required to sign a Company Confidentiality, Inventions and Noncompetition Agreement. (See attachment B).

•	Relocation: To assist you with your relocation from Cypress, TX to Cincinnati, OH, LCA-Vision (LCAV) will provide assistance to you as detailed in Attachment C.

Dave, we are confident that you will make a significant contribution to LCAV. We are strongly committed to our employees and are also confident that your acceptance of employment will provide you with an excellent opportunity to enhance your professional and personal goals. Please indicate your written acceptance by signing this letter and returning to the attention of Steve Jones. We look forward to working with you at LCAV!

Sincerely,	Accepted by:	Date:

/s/ Steven C. Straus	/s/ David L. Thomas

Steven C. Straus	David L. Thomas
CEO
LCA-Vision

Enclosures:

•	Cash Incentive and RSU Summary - Attachment A
•	Inventions, Non-Compete and Confidentiality Agreement - Attachment B
•	Summary of Relocation Package - Attachment C

CC:
LCA-Vision Chairman
LCA-Vision Compensation Committee Chairman

ATTACHMENT B

CONFIDENTIALITY, INVENTIONS AND NON-COMPETITION AGREEMENT

In consideration of, and as a condition of, my employment or continued employment, as the case may be, by LCA-VISION INC. or any of its subsidiaries, affiliates, successors or assigns (together, the “Company”) and the compensation paid to me by the Company from time to time, I represent, warrant and agree as follows:

1.	I recognize that the Company is engaged in a continuous program of research, development, production and marketing respecting its business, present and future, and that;

a.	As part of my employment by the Company, I am (or may be) expected to make new contributions and inventions of value to the Company; and

b.
My employment creates a relationship of confidence and trust between me and the Company with respect to any information applicable to the business of the Company which may be made known to me by the Company or learned by me during the period of my employment; and

c.
The Company possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company (including, without limitation, information created, discovered, developed, or made known by me during the period of or arising within the scope of my employment by the Company) and which has commercial value in the business in which the Company is engaged and is considered by the Company to be confidential. All such information is hereinafter called “Proprietary Information”. By way of illustration, but not limitation, Proprietary Information includes processes, formulas, data, programs, know-how, trade secrets, patient records, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, business plans, market share, legal agreements, methods of doing business, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, and customer and supplier lists.

d.
As used in this Agreement, the period of my employment includes any time in which I may be retained by the Company as a consultant. In all circumstances herein all references to Proprietary Information refers only to information obtained by me within the scope of my employment.

2.
I agree that I will promptly disclose to the Company (or any persons designated by it) all discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, know-how, trade secrets and data, whether or not patentable or registerable under copyright or similar statues, made or conceived or reduced to practice during the period of and within the scope of my employment that are related to or useful in the current business of the Company or may reasonably be expected to be related to or useful in the business of the Company going forward, or result from or are conceived during the performance tasks assigned me by the Company or result from use of property, equipment, or premises owned, leased or contracted for by the Company. All such discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, know-how, trade secrets and data are hereinafter referred to as “Inventions”.

3.
I agree that all Proprietary Information and all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. At all times, both during my employment by the Company and after its termination, I will keep in strictest confidence and trust all Proprietary Information and I will not use or disclose any Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. I further agree as to all Inventions to assist the Company in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights, and other rights and protections relating to said Inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents, copyrights and other rights and protections on and enforcing such inventions, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents, copyrights and other rights and protections relating to Inventions in any way and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for time actually spent by me at the Company’s request for such assistance. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or similar protections thereon with the same legal force and effect as if executed by me.

4.
I agree to deliver or return to the Company at the Company’s request at any time or upon termination or expiration of employment or as soon thereafter as possible, all documents, computer equipment, computer tapes and disks, records, lists, drawings, notes and written information (and all copies thereof) furnished by the Company prepared by me in the course of my employment, or that contain proprietary information, except that I may retain my rolodex (or electronic PDA address book).

5.	I agree, during the term of my employment with the Company and for a period of one (1) year after the termination of employment with the Company, that:

a.
I will not, in the United States or in any foreign country in which the Company is then marketing its products or services, directly or indirectly, engage in, or own or control any interest in (except as a passive investor in publicly held companies) or act as an officer, director or employee of, or consultant or advisor to, any firm, corporation or institution directly or indirectly in competition with the Company, including the provision of services which the Company is engaged in as of the date hereby or which the Company or its subsidiaries or affiliates was engaged in developing at the time my employment terminates (including but not limited to providing laser vision correction services) (“competing organization”), and for such purposes (i) “indirectly” (as used in the second line of this subsection a.) shall only mean that employees under my direction and control directly provide services to a competing organization and (ii) “competing organization” shall be limited to that portion of any organization that is engaged in competitive activities and shall exclude the remaining portion of such organization.

b.
I will not directly or indirectly, recruit, induce, solicit, encourage or influence (or seek to solicit, induce, recruit, encourage or influence) or hire any current employee of the Company (other than through general advertising) or otherwise induce such employee to leave the employment of the Company to become an employee of or otherwise be associated with me or any company or business with which I am or may become associated;

c.
I will not induce or attempt to induce any healthcare facility or provider of health care services (including but not limited to a managed care company) to terminate or alter their relationship with the Company; and

d.
I will not directly or indirectly, induce or solicit any of the Company’s patients, regardless of their location, to obtain professional medical services from any business, corporation, partnership or entity other than the Company’s or from any person who is not an employee or affiliate of the Company, and for such purpose, “indirectly” shall only mean that employees under my direction and control directly provide services constituting such inducement or solicitation.

6.
I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

7.
I hereby represent and warrant that I am currently not bound by a non compete or other restrictive covenant with any previous employers and that to the extent the Company or any of their affiliates or subsidiaries is named or otherwise implicated in a complaint, lawsuit or similar action in connection with my prior employment, I shall fully indemnify the Company and any of their affiliates or subsidiaries in connection therewith (including all costs in connection therewith).

8.
I represent, as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless I have obtained express written authorization from the former employer for their possession and use. I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality that I have to former employers, and I agree that I shall fulfill all such obligations during my employment with the Company.

9.
If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby and the provision found invalid, illegal or otherwise unenforceable shall be considered to be amended as to scope of protection, time or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that court, and as so amended shall be enforced.

10.
This Agreement constitutes the entire agreement and understanding between the Company and me concerning the subject matter hereof. No modification, amendment, termination or waiver of this Agreement shall be binding unless in writing and signed by a duly authorized officer of the Company. Failure of the Company to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants and conditions.

11.
I acknowledge that money damages alone will not adequately compensate the Company concerning the subject matter hereof. No modification, amendment, termination or waiver of this Agreement shall be binding unless in writing and signed by a duly authorized officer of the company. Failure of the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants and conditions.

12.
This agreement shall be binding upon me irrespective of the duration of my employment by the Company, the reasons for the termination of my employment by the Company, or the amount of my salary or wages. My obligations under this Agreement shall survive the termination of my employment by the Company irrespective of the reasons for such termination and shall not in any way be modified, altered or otherwise affected by such termination.

13.	This Agreement shall be binding upon my heirs, executors, assigns, administrators and me and shall inure to the benefit of the Company and its successors and assigns.

I ACKNOWLEDGE THAT, BEFORE PLACING MY SIGNATURE HEREUNDER, I HAVE READ ALL OF THE PROVISIONS OF THIS CONFIDENTIALITY, INVENTIONS AND NON COMPETITION AGREEMENT, AND HAVE THIS DAY RECEIVED A COPY THEREOF.

Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Ohio.

Date:_____________________	By:______________________

Accepted and Agreed:

By: _____________________________

Title: ___________________________

ATTACHMENT C

LCA-VISION

RELOCATION PACKAGE SUMMARY

To assist with your relocation from Cypress, Texas to Cincinnati, Ohio, LCA-Vision (LCAV) will provide the following assistance:

1.	You will receive a one-time relocation allowance of $12,000 (less applicable withholding taxes), payable one-half (1/2) at the start of employment and the balance on June 30, 2008.

2.
LCAV will arrange for packing, transport and delivery and unpacking of your household goods by a national freight carrier selected by you and reasonably acceptable to LCAV. These services will be direct-billed to LCAV.

3.	LCAV will arrange and cover 100% of reasonable costs for temporary housing for up to 120 days from your start date.

4.	You will be reimbursed for two (2) house-hunting trips to Cincinnati, Ohio.

5.	You will be reimbursed for twice- monthly visits to your home in Cypress, TX during this transition time, not to exceed a total of eight (8) trips to Cypress.

6.
LCAV will reimburse you reasonable and customary real estate closing costs for the sale of your home in Cypress, TX (including realtor’s commission), excluding seller paid points, prorated taxes, prorated interest and seller’s allowances.

7.
LCAV will reimburse you for normal closing costs for the purchase of your Cincinnati, Ohio residence, with a maximum of 1% for a loan origination fee and excluding discount points, prepaids and homeowner association fees.

The above amounts will be grossed up for tax purposes to the extent taxable to you. No other move-related expenses will be reimbursed or paid directly by LCAV. All accommodations must be arranged through LCAV.

Should you voluntarily resign your position with LCAV within one (1) year of your start date, you will be required to reimburse LCAV for all relocation-related expenses that LCAV has covered (as described in paragraphs 1-7 above). Should you voluntarily resign within two (2) years of your start date, you will be expected to reimburse LCAV for such expenses based on a prorated formula. Under the prorated formula, you are relieved of 1/12 of all relocation expenses in each month of year 2. For example, if you voluntarily resign in month eight of year 2, you will be responsible for reimbursing LCAV for 1/3 of all relocation expenses.

Reviewed & Accepted:	_________________________________
David L. Thomas (Date)